                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the MAIC Holdings, Inc. Incentive Compensation Stock Plan of our report dated February 13, 1996, with respect to the consolidated financial statements and schedules of MAIC Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP

Birmingham, Alabama
July 12, 1996